SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — December 24, 2008
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     As of the close of business on December 24, 2008, the common stock of Bell Industries, Inc. (the “Company”) will be reverse split at a ratio of one-for-twenty. At the open of business on December 26, 2008, the Company’s common stock will be trading under the new ticker symbol “BLLI.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: December 24, 2008	By:	/s/ Kevin Thimjon
	Name:	Kevin Thimjon
	Title:	President and Chief Financial Officer